Corporate Resource Services Hosts Charity Event to Benefit The Dan Marino Foundation

NEW YORK, N.Y. -- (Business Wire) – July 17, 2013-- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified technology, staffing, recruiting, and consulting services firm, today announced that it helped raise over $40,000 to support services for people with autism and other developmental disabilities by hosting the First Annual Charity Golf Event to benefit The Dan Marino Foundation.

The Dan Marino Foundation’s mission is to empower people with autism and other developmental disabilities through therapies, research, education and employment in pursuit of a greater quality of life. For over 20 years the Foundation has served individuals with disabilities in South Florida and raised more than $45 million to create unique and impactful initiatives in the community.

“Yesterday’s outing was a great success for CRS and The Dan Marino Foundation,” said John P. Messina, CEO of Corporate Resource Services, Inc. “We had over 200 people that came out to support this great cause and raise money through their generous contributions. CRS will continue to partner with The Dan Marino Foundation to help their important efforts.”

“The Dan Marino Foundation was founded in 1992, when my son was diagnosed with autism at age 2. Since its inception, the foundation has created a center for autism in Miami with The Miami Children's Hospital and developed programs from diagnosis through adult life,” said Hall of Fame Quarterback, Dan Marino. "We always thought we wanted to do something to help other kids have the same chances our son had in life," Marino said. "We're developing some other programs now to help transition teenagers into adulthood with life skills. When a parent comes up to me and says our center has really helped them and their family, it just makes you feel really good."

For more information on the CRS/Dan Marino Foundation event see the below link:

http://marlboro-coltsneck.patch.com/groups/giving/p/dan-marino-merges-business-and-charity-in-marlboro_9db23208

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380